EXHIBIT 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Russ Zukowski, Vice President Finance
(770) 953-7505	(770) 953-7620
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
– Net Loss of $0.34 Per Share on 25.1 Percent Revenue Decline as Housing-Related Slowdown Continues -
ATLANTA — May 1, 2008 — BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today reported financial results for the first quarter ended March 29, 2008.
The Company incurred a first-quarter net loss of $10.6 million, or $0.34 per diluted share, compared with a net loss of $189,000, or $0.01 per share, in the year-ago period. Revenues decreased 25.1% to $716.8 million from $957.1 million for the same period a year ago, reflecting a 28.1% drop in structural product sales and a 22.5% sales decline in specialty products. Structural and specialty unit volumes declined 27.8% and 22.3%, respectively, from year-ago levels. The sales decline was mainly due to lower unit volumes in both structural and specialty products driven predominately by a 30.2% decline in housing starts relative to year ago levels.
Gross profit for the first quarter totaled $77.8 million, down 25% from $103.8 million in the prior-year period, reflecting lower unit volume associated with the decline in housing starts. Gross margin increased by 10 basis points to 10.9% from 10.8% in the prior year period reflecting a shift in mix toward higher-margin specialty products. First-quarter structural product gross margin of 8.6% declined 10 basis points from the year-ago period. Specialty product gross margin of 14.2% increased 30 basis points from a year ago.
Total operating expenses of $85.6 million decreased $8.3 million, or 8.8%, from the same period a year ago, primarily reflecting decreases in payroll costs related to headcount reductions implemented in the fourth quarter of 2007. Operating loss for the quarter totaled $7.8 million, compared with an operating profit of $9.9 million a year ago.
“Despite the challenging business environment, we continued to provide quality service to our customers and suppliers. We utilized approximately $21 million in cash for operations during the quarter compared to using $77 million in the year ago quarter,” said Howard S. Cohen, interim chief executive officer.
“We remain focused on managing cash flow by tightly managing inventories, receivables and our operating expenses. Our company is financially positioned to be able to continue executing throughout this housing downturn,” Cohen added. “We ended the period with approximately $228 million in excess availability on our revolving credit facility.”

BlueLinx Q1 ‘08 Press Release

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 706-645-9291, Conference ID# 44179237. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,600 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Q1 ‘08 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended
	March 29,	March 31,
	2008	2007
	(unaudited)	(unaudited)

Net sales	$716,760	$957,114
Cost of sales	638,957	853,359

Gross profit	77,803	103,755

Operating expenses:
Selling, general, and administrative	80,635	88,468
Depreciation and amortization	4,968	5,400

Total operating expenses	85,603	93,868

Operating (loss) income	(7,800)	9,887
Non-operating expenses:
Interest expense	9,354	10,606
Other expense (income), net	130	(383)

Loss before benefit from income taxes	(17,284)	(336)
Benefit from income taxes	(6,693)	(147)

Net loss	$(10,591)	$(189)

Basic weighted average number of common shares outstanding	30,928	30,800

Basic net loss per share applicable to common stock	$(0.34)	$(0.01)

Diluted weighted average number of common shares outstanding	30,928	30,800

Diluted net loss per share applicable to common stock	$(0.34)	$(0.01)

Dividends declared per share of common stock	$—	$0.125

BlueLinx Q1 ‘08 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	March 29,	December 29,
	2008	2007
	(unaudited)
Current Assets:
Current assets:
Cash	$16,956	$15,759
Receivables	280,948	263,176
Inventories	351,212	335,887
Deferred income taxes	14,574	12,199
Other current assets	39,143	53,231

Total current assets	702,833	680,252

Property, plant, and equipment:
Land and land improvements	57,348	57,295
Buildings	98,502	98,420
Machinery and equipment	69,714	67,217
Construction in progress	1,227	4,212

Property, plant, and equipment, at cost	226,791	227,144
Accumulated depreciation	(58,039)	(54,702)

Property, plant, and equipment, net	168,752	172,442
Non-current deferred income taxes	4,931	2,628
Other assets	31,062	28,114

Total assets	$907,578	$883,436

Liabilities :
Current liabilities:
Accounts payable	$173,918	$164,717
Bank overdrafts	33,759	37,152
Accrued compensation	8,268	10,372
Current maturities of long-term debt	28,465	—
Other current liabilities	26,693	19,280

Total current liabilities	271,103	231,521

Noncurrent liabilities:
Long-term debt	475,877	478,535
Other non-current liabilities	19,816	18,557

Total liabilities	766,796	728,613

Shareholders’ Equity:
Common stock	322	312
Additional paid in capital	142,002	142,081
Accumulated other comprehensive income	2,045	5,426
Retained (deficit) earnings	(3,587)	7,004

Total shareholders’ equity	140,782	154,823

Total liabilities and shareholders’ equity	$907,578	$883,436

BlueLinx Q1 ‘08 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Quarters Ended
	March 29,	March 31,
	2008	2007
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(10,591)	$(189)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,968	5,400
Amortization of debt issue costs	608	606
Non-cash vacant property charges	208	—
Deferred income tax (benefit) provision	(2,887)	198
Share-based compensation (credit) expense	(114)	874
Excess tax deficiencies (benefits) from share-based compensation arrangements	218	(60)
Changes in assets and liabilities:
Receivables	(17,772)	(70,152)
Inventories	(15,325)	(54,864)
Accounts payable	9,201	38,126
Changes in other working capital	16,388	3,526
Other	(5,991)	(472)

Net cash used in operating activities	(21,089)	(77,007)

Cash flows from investing activities:
Property, plant, and equipment investments	(957)	(6,092)
Proceeds from disposition of assets	607	879

Net cash used in investing activities	(350)	(5,213)

Cash flows from financing activities:
Proceeds from stock options exercised	434	323
Excess tax (deficiencies) benefits from share-based compensation arrangements	(218)	60
Net increase in revolving credit facility	25,807	78,538
(Decrease) increase in bank overdrafts	(3,393)	362
Common dividends paid	—	(3,876)
Other	6	33

Net cash provided by financing activities	22,636	75,440

Increase (decrease) in cash	1,197	(6,780)
Balance, beginning of period	15,759	27,042

Balance, end of period	$16,956	$20,262

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